                                                                    Exhibit 4.3b


                             PAINE WEBBER GROUP INC.

                                       and

                            THE CHASE MANHATTAN BANK

                                   as Trustee


                             ----------------------


                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of December 9, 1996

                                     to the

                                    INDENTURE

                          Dated as of December 9, 1996


                             ----------------------

                      8.30% Junior Subordinated Debentures

                                    Due 2036

                                    FIRST SUPPLEMENTAL INDENTURE, dated as of
                           December 9, 1996 (this "First Supplemental
                           Indenture"), between PAINE WEBBER GROUP INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company") and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (hereinafter sometimes referred to as the "Trustee") under the Indenture dated as of December 9, 1996, between the Company and the Trustee (the "Indenture"); as set forth in Section 7.01 hereto and except as otherwise set forth herein, all terms used and not defined herein are used as defined in the Indenture).

                  WHEREAS the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its junior subordinated debentures (the "Debentures"), said Debentures to be issued from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided;

                  WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debentures to be known as its 8.30% Junior Subordinated Debentures due 2036 (said series being hereinafter referred to as the "Series 8.30% Debentures"), the form of such Series 8.30% Debentures and the terms, provisions and conditions thereof to be as provided in the Indenture and this First Supplemental Indenture;

                  WHEREAS the Company has caused to be formed PWG Capital Trust I (the "Trust") as a business trust under the Business Trust Act of the State of Delaware (12 Del. Code Sec. 801 et seq.) pursuant to a declaration of trust dated as of October 7, 1996 (the "Original Declaration"), and the filing of a certificate of trust with the Secretary of State of the State of Delaware on October 7, 1996;

                  WHEREAS the Original Declaration is to be amended and restated in its entirety pursuant to an Amended and Restated Declaration of Trust dated as of December 9, 1996

(such Amended and Restated Declaration of Trust, as amended from time to time, the "Declaration of Trust");

                  WHEREAS the Trust desires to issue its 8.30% Preferred Trust Securities (the "Preferred Securities") and sell such Preferred Securities to initial purchasers;

                  WHEREAS, in connection with such purchases of Preferred Securities and the related purchase by the Company of the Common Securities (as defined in the Declaration of Trust) of the Trust, the Trust will purchase as trust assets Series 8.30% Debentures;

                  WHEREAS, pursuant to the Declaration of Trust, the legal title to the Series 8.30% Debentures shall be held by and in the name of The Chase Manhattan Bank or its successor under the Declaration of Trust, as Property Trustee (the "Property Trustee"), in trust for the benefit of holders of the Preferred Securities and the Common Securities;

                  WHEREAS, upon the occurrence of a Special Event (as defined in the Declaration of Trust), the Regular Trustees (as defined in the Declaration of Trust) of the Trust shall, unless the Series 8.30% Debentures are redeemed as described herein, dissolve the Trust and cause to be distributed to the holders of the Preferred Securities and Common Securities, on a pro rata basis (determined as provided in the terms of the Preferred Securities and Common Securities attached as Exhibits B and C to the Declaration of Trust), Series 8.30% Debentures and, in connection with a Liquidation Distribution (as defined in the Declaration of Trust), the Regular Trustees may cause to be distributed to holders of Preferred Securities and Common Securities, on such pro rata basis, Series 8.30% Debentures (each a "Dissolution Event"); and

                  WHEREAS the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, enforceable in accordance with its terms, and to make the Series 8.30% Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery of this Supplemental Indenture and the Series 8.30% Debentures have been in all respects duly authorized.


                  NOW, THEREFORE, in consideration of the purchase and acceptance of the Series 8.30% Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form of the Series 8.30% Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                    ARTICLE I

                         General Terms and Conditions of
                           the Series 8.30% Debentures

                  SECTION 1.01. There shall be and is hereby authorized a series of Debentures designated the "8.30% Junior Subordinated Debentures Due 2036", limited in aggregate principal amount to $180,412,375 (except as provided in this Section 1.01 and Section 6.01). Upon exercise of the overallotment option set forth in the Underwriting Agreement (as defined in the Declaration of Trust), additional Series 8.30% Debentures in the aggregate principal amount of up to $27,061,875 may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Series 8.30% Debentures to or upon the written order of the Company, which order shall be accompanied by evidence satisfactory to the Trustee that the overallotment option has been exercised. The Series 8.30% Debentures shall mature and the principal thereof shall be due and payable, together with all accrued and unpaid interest thereon, including Compounded Interest (as defined below) on December 1, 2036.

                  SECTION 1.02. (a) Except as provided in Section 1.02(b), the Series 8.30% Debentures shall be issued in definitive registered certificated form without interest coupons. Principal and interest on the Series 8.30% Debentures issued in certificated form will be payable, the transfer of such Series 8.30% Debentures will be registrable and such Series 8.30% Debentures will be exchangeable for Series 8.30% Debentures bearing identical terms and provisions at the office or agency of the Company in the Borough of Manhattan, The City and State of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture register and that the payment of principal with respect to the Series 8.30% Debentures will only be made upon surrender of the Series 8.30% Debentures to the Trustee. Notwithstanding the foregoing, so long as the Property Trustee is the record holder of Series 8.30% Debentures, the payment of the principal of, and interest (including Compounded Interest, if any) on, the Series 8.30% Debentures held of record by the Property Trustee will be made by the Company in immediately available funds on the payment date therefor to the Property Account (as defined in the Declaration of Trust) established and maintained by the Property Trustee pursuant to the Declaration of Trust.

                  (b)  In connection with a Dissolution Event:

                  (i) Series 8.30% Debentures in certificated form in an aggregate principal amount equal to the aggregate liquidation amount of all Preferred Securities held in book-entry form may be presented to the Trustee by the Property Trustee in exchange for a Global Debenture representing such Series 8.30% Debentures, such Global Debenture to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary pursuant to the instructions of the Regular Trustees (as defined in the Declaration of Trust) for crediting to the accounts of the Depositary's participants. The Company, upon any such presentation, shall execute a Global Debenture representing the Series 8.30% Debentures in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Series 8.30% Debentures issued as a Global Debenture will be made to the Depositary.

                  (ii) If any Preferred Securities are held in non book-entry certificated form ("Non Book-Entry Preferred Securities"), Series 8.30% Debentures in certificated form in an aggregate principal amount equal to the aggregate liquidation amount of any such Non Book-Entry Preferred Securities may be presented to the Trustee by the Property Trustee, and any Preferred Security Certificate (as defined in the Declaration of Trust) held in non book-entry certificated form will be deemed to represent beneficial interests in such Series 8.30% Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities represented by such Preferred Security Certificate until such Preferred Security Certificate is presented to the Debenture Registrar for registration of transfer or reissuance, at which time such Preferred Security Certificate will be canceled and a Series 8.30% Debenture, registered in the name of the holder of such Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Series 8.30% Debentures, Series 8.30% Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

                  SECTION 1.03. Each Series 8.30% Debenture will bear interest at the rate of 8.30% per annum from December 9, 1996 until the principal thereof becomes due and payable, and on any overdue principal, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, compounded monthly, payable (subject to the provisions of Article III) monthly in arrears on the first day of each month (each, an "Interest Payment Date", commencing on January 1, 1997), to the Person in whose name such Series 8.30% Debenture (or one or more

Predecessor Debentures) is registered at the close of business on the regular record date for such interest installment, which, except as set forth below, shall be, in respect of any Series 8.30% Debentures represented by a Global Debenture or of which the Property Trustee is the registered holder, the close of business on the Business Day next preceding the Interest Payment Date with respect to such interest installment. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book- entry only form or if, pursuant to the provisions of Section 2.11(c) of the Indenture, the Series 8.30% Debentures are no longer represented solely by a Global Debenture, the regular record date for such interest installment shall be the close of business on the fifteenth day of the month immediately preceding the month in which the Interest Payment Date with respect to such interest installment occurs. Any installment of interest not punctually paid or duly provided for shall forthwith cease to be payable to the registered holder of a Series 8.30% Debenture on such regular record date and may be paid to the Person in whose name such Series 8.30% Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof to be given to the registered holders of the Series 8.30% Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series 8.30% Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a 30-day period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Series 8.30% Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.


                                   ARTICLE II

                        Optional Redemption of the Series
                                8.30% Debentures

                  SECTION 2.01. Except as provided in Section 2.02, Series 8.30% Debentures may not be redeemed by the Company prior to December 1, 2001. Subject to the terms of Article III of the Indenture, the Company shall have the right to redeem the Series 8.30% Debentures, in whole or in part, at any time or from time to time, on or after December 1, 2001, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this Section will be made upon not less than 30 nor more than 60 days' notice.

                  SECTION 2.02. If, at any time, a Tax Event (as defined below) shall occur or be continuing and (i) the Regular Trustees and the Company shall have received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of such Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Series 8.30% Debentures for United States Federal income tax purposes even if the Series 8.30% Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holders' interest in the Trust as set forth in the Declaration of Trust or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered to the Trust, the Company shall have the right, upon not less than 30 or more than 60 days notice, to redeem the Series 8.30% Debentures in whole or in part for cash at the Optional Redemption Price within 90 days following the occurrence of such Tax Event; provided, however, that, if at the time there is available to the Company or the Regular Trustees, on behalf of the Trust, the opportunity to eliminate, within such 90-day period, such Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure that has no adverse effect on the Trust, the Company or the holders of the Preferred Securities, then the Company or the Regular Trustees, on behalf of the Trust, will pursue such measure in lieu of redemption; and provided further that the Company shall have no right to redeem the Series 8.30% Debentures while the Regular Trustees, on behalf of the Trust, are pursuing any such Ministerial Action.

                  "Tax Event" means that the Regular Trustees and the Company shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after December 4, 1996 as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change (including any announced prospective change) in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after December 4, 1996, there is more than an insubstantial risk that (i) the Trust, is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income accrued or received on the Series 8.30% Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Series 8.30% Debentures is not, or within

90 days of the date thereof will not be, deductible by the Company for United States Federal income tax purposes.

                  "No Recognition Opinion" means an opinion of nationally recognized independent tax counsel experienced in such matters, which opinion may rely on any then applicable published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States Federal income tax purposes as a result of a dissolution of the Trust and distribution of the Series 8.30% Debentures as provided in the Declaration of Trust.

                  SECTION 2.03. If the Series 8.30% Debentures are only partially redeemed pursuant to this Article II, the Series 8.30% Debentures will be redeemed pro rata or by lot or by any other equitable method chosen by the Trustee; provided that if, at the time of redemption, any Series 8.30% Debentures are represented by a Global Debenture, the Depositary shall determine the principal amount of such Series 8.30% Debentures held by each Debentureholder to be redeemed in accordance with its customary procedures. Notwithstanding the foregoing, if a partial redemption of the Series 8.30% Debentures would result in the delisting of the Preferred Securities by any national securities exchange on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and will only redeem the Series 8.30% Debentures in whole.


                                   ARTICLE III

                      Extension of Interest Payment Period

                  SECTION 3.01. So long as the Company is not in default in the payment of interest on the Series 8.30% Debentures, the Company shall have the right, at any time during the term of the Series 8.30% Debentures, from time to time to extend the interest payment period of the Series 8.30% Debentures for a period not exceeding 60 consecutive monthly interest periods (an "Extended Interest Payment Period"); provided, however, that at the end of any such period the Company shall pay all interest accrued and unpaid thereon (together with interest on such accrued and unpaid interest at the rate of 8.30% per annum, to the extent permitted by applicable law, compounded monthly ("Compounded Interest")); and provided, further that an Extended Interest Payment Period may not extend beyond the maturity of the Series 8.30% Debentures. During any Extended Interest Payment Period, the Company shall not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any payments on guarantees with respect thereto; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock or (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock. Prior to the termination of any Extended Interest Payment Period, the Company may pay all or any portion of the interest accrued on the Series 8.30% Debentures on any Interest Payment Date to holders of record on the regular record date for such Interest Payment Date or from time to time further extend such Extended Interest Payment Period; provided that such Extended Interest Payment Period together with all such previous and further extensions thereof may not exceed 60 consecutive monthly interest periods. Upon the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, together with Compounded Interest, the Company may select a new Extended Interest Payment Period. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof. At the end of any Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Series 8.30% Debentures, including any Compounded Interest, to the holders in whose names the Series 8.30% Debentures are registered on the Debenture Register on the regular record date for the first Interest

Payment Date occurring at or after the end of the Extended Interest Payment Period.

                  SECTION 3.02. (a) So long as the Property Trustee is the sole record holder of the Series 8.30% Debentures, at the time the Company selects an Extended Interest Payment Period, the Company shall give both the Property Trustee and the Trustee written notice of its selection of such Extended Interest Payment Period at least one Business Day prior to the earlier of (i) the next succeeding date on which distributions on the Preferred Securities are payable and (ii) the date on which the Trust is required to give notice of the record or payment date for such distribution to the New York Stock Exchange (if the Preferred Securities are then listed thereon) or other applicable self-regulatory organization or to holders of the Preferred Securities, but in any event not less than one Business Day prior to such record date. The Company shall cause the Trust to give notice to the holders of the Preferred Securities of the Company's selection of such Extended Interest Payment Period.

                  (b) If as a result of a Dissolution Event, Series 8.30% Debentures have been distributed to holders of Preferred Securities and Common Securities, at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Series 8.30% Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date for such interest payment to the New York Stock Exchange (if the Series 8.30% Debentures are then listed thereon) or other applicable self-regulatory organization or to holders of the Series 8.30% Debentures.

                  SECTION 3.03. The month in which any notice is given pursuant to Section 3.02 shall be counted as one of the 60 consecutive monthly interest periods permitted in the maximum Extended Interest Payment Period permitted under this Article III.

                                   ARTICLE IV

                 Covenants Applicable to Series 8.30% Debentures

                  SECTION 4.01. So long as any Preferred Securities remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any payments on guarantees with respect thereto if at such time (i) the Company shall be in default with respect to its Guarantee Payments (as defined in the Guarantee Agreement dated as of December 9, 1996 (the "Guarantee Agreement"), between the Company and The Chase Manhattan Bank, as Guarantee Trustee) or other payment obligations under the Guarantee Agreement or (ii) there shall have occurred any Event of Default under the Indenture with respect to the Series 8.30% Debentures; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock or (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock.

                  SECTION 4.02. In connection with the distribution of the Series 8.30% Debentures to the holders of the Preferred Securities upon a Dissolution Event, the Company will use its best efforts to list such Series 8.30% Debentures on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

                  SECTION 4.03. The Company covenants and agrees for the benefit of the holders of the Preferred Securities to comply fully with all its obligations and agreements under the Declaration of Trust, including, without limitation, its obligations under Article IV thereof.

                  SECTION 4.04. Prior to the distribution of Series 8.30% Debentures to the holders of Preferred Securities upon a Dissolution Event, the Company covenants and agrees for the benefit of the holders of the Preferred Securities (i) to remain the sole direct or indirect owner of all Common Securities issued by the Trust and not to cause or permit the Common Securities to be transferred except to the extent permitted by the Declaration of Trust; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities and (ii) to use reasonable efforts to cause the Trust to continue to be treated as a grantor trust for United States Federal income tax purposes, except in connection with a distribution of the Series 8.30% Debentures as provided in the Declaration of Trust.


                                    ARTICLE V

                         Form of Series 8.30% Debentures

                  SECTION 5.01. The Series 8.30% Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                           (FORM OF FACE OF DEBENTURE)

                  [IF THE DEBENTURE IS A GLOBAL DEBENTURE, INSERT: This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

                  UNLESS THIS GLOBAL DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR

PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]



No.:                                                 $

CUSIP No.: 69366E 20 1


                             PAINE WEBBER GROUP INC.

                       8.30% JUNIOR SUBORDINATED DEBENTURE
                                    DUE 2036


                  Paine Webber Group Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to
                   , or registered assigns, the principal sum of         Dollars
on December 1, 2036 and to pay interest on said principal sum from December 9, 1996, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, monthly (subject to deferral as set forth herein) in arrears on the first day of each month commencing January 1, 1997, at the rate of 8.30% per annum, until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, compounded monthly. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a 30-day period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse side hereof, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date; provided, however, that if the Preferred Securities are no longer in book-entry only form or if, pursuant to the provisions of Section 2.11(c) of the Indenture, the Series 8.30% Debentures are no longer represented solely by a Global Debenture, the regular record date shall be the close of business on the fifteenth day of the month immediately preceding the month in which such Interest Payment Date occurs. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holder of this Debenture on such regular record date, and may be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof to be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series 8.30% Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of, and the interest on, this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City and State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register and that the payment of principal will only be made upon the surrender of this Debenture to the Trustee. Notwithstanding the foregoing, so long as the record holder of this Debenture is the Property Trustee (as defined in the Indenture), the payment of the principal of, and interest on, this Debenture will be made to such account of the Property Trustee as may be designated by the Property Trustee.

                  The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact, for any and all such purposes. Each Debentureholder, by his acceptance hereof hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon such provisions.

                  Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse side hereof, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.


                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Date:


                                      PAINE WEBBER GROUP INC.,


                                         by
                                           -----------------------------------
                                           Name:
                                           Title:


Attest:


-------------------------
       Secretary

                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.

The Chase Manhattan Bank,                        The Chase Manhattan Bank,
  as Trustee,                                      as Trustee,


                                                 by
                                                    -----------------------
                                             or     as Authentication Agent


by                                               by
   ------------------------                        ------------------------
      Authorized Officer                               Authorized Officer



                         (FORM OF REVERSE OF DEBENTURE)


                  This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of December 9, 1996, duly executed and delivered between the Company and The Chase Manhattan Bank, a New York banking corporation, as Trustee (herein referred to as the "Trustee"), as supplemented by the First Supplemental Indenture dated as of December 9, 1996, between the Company and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures, and, to the extent specifically set forth in the Indenture, the holders of Senior Indebtedness and Preferred Securities. By the terms of the Indenture, the Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Debentures is designated the 8.30% Junior Subordinated Debentures due 2036 (the "Series 8.30% Debentures") and is limited in aggregate principal amount as specified in said First Supplemental Indenture.

                  Except as provided in the next paragraph, the Series 8.30% Debentures may not be redeemed by the Company prior to December 1, 2001. The Company shall have the right to redeem the Series 8.30% Debentures, in whole or in part, at any time or from time to time on or after December 1, 2001 (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including any Compounded Interest, thereon to the date of such redemption. Any redemption pursuant to this paragraph will be made upon not less than 30 nor more 60 days notice. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Series 8.30% Debentures will be redeemed pro rata or by lot or by any other equitable method chosen by the Trustee; provided that if, at the time of redemption, any Series 8.30% Debentures are represented by a Global Debenture, the Depository shall determine the principal amount of such Series 8.30% Debentures held by each holder of Series 8.30% Debentures to be redeemed in accordance with its customary procedures.

                  If, at any time, a Tax Event (as defined below) shall occur or be continuing and (i) the Regular Trustees and the Company shall have received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of such Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Series 8.30% Debentures for United States Federal income tax purposes even if the Series 8.30% Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holders' interest in the Trust as set forth in the Declaration of Trust or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered to the Trust, the Company shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Series 8.30% Debentures in whole or in part for cash at the Optional Redemption Price within 90 days following the occurrence of such Tax Event; provided, however, that, if at the time there is available to the Company or the Regular Trustees, on behalf of the Trust, the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, the Company or the holders of the Preferred Securities, the Company or the Regular Trustees, on behalf of the Trust, will pursue such measure in lieu of redemption; and provided further that the Company shall have no right to redeem the Series 8.30% Debentures while the Regular Trustees, on behalf of the Trust, are pursuing any such Ministerial Action.

                  "Tax Event" means that the Regular Trustees and the Company shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after December 4, 1996, as a result of (a) any amendment to, or change (or announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change (including any announced prospective change) in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after December 4, 1996, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income accrued or received on the Series 8.30%

Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Series 8.30% Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States Federal income tax purposes.

                  "No Recognition Opinion" means an opinion of nationally recognized independent tax counsel experienced in such matters, which opinion may rely on any then applicable published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States Federal income tax purposes as a result of a dissolution of the Trust and distribution of the Series 8.30% Debentures as provided in the Declaration of Trust.

                  If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption or as a result of a Tax Event as described above, the Debentures will be redeemed pro rata or by lot or by any other equitable method chosen by the Trustee. Notwithstanding the foregoing, if a partial redemption of the Series 8.30% Debentures would result in the delisting of the Preferred Securities by any national securities exchange on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and will only redeem the Series 8.30% Debentures in whole.

                  In the event of redemption of this Debenture in part only, a new Series 8.30% Debenture or Debentures will be issued for the unredeemed portion hereof in the name of the holder hereof upon the cancellation of this Debenture.

                  In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Series 8.30% Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Series 8.30%

Debentures upon compliance by the Company with certain conditions set forth therein.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in Section 8.04 of the Indenture, (and, in the case of any series of Debentures held as trust assets of a PWG Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such PWG Capital Trust as may be required under the Declaration of Trust of such PWG Capital Trust), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of any series of Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture (and, in the case of any series of Debentures held as trust assets of a PWG Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of such PWG Capital Trust as may be required under the Declaration of Trust of such PWG Capital Trust) then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of a series at the time outstanding affected thereby (subject, in the case of any series of Debentures held as trust assets of a PWG Capital Trust and with respect to which a Security Exchange has not theretofore occurred, to such consent of holders of Preferred Securities and Common Securities of such PWG Capital Trust as may be required under the Declaration of

Trust of such PWG Capital Trust), on behalf of the holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Debentures of such series. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

                  Subject to Section 13.11 of the Indenture, no reference herein to the Indenture (other than such Section) and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place, at the rate and in the money herein prescribed.

                  So long as the Company is not in default in the payment of interest on the Series 8.30% Debentures, the Company shall have the right, at any time during the term of the Series 8.30% Debentures, from time to time to extend the interest payment period of the Series 8.30% Debentures for a period not exceeding 60 consecutive monthly interest periods (an "Extended Interest Payment Period"); provided, however, that at the end of any such period the Company shall pay all interest accrued and unpaid thereon, together with any Compounded Interest; and provided, further that an Extended Interest Payment Period may not extend beyond the maturity of the Series 8.30% Debentures. During any Extended Interest Payment Period, the Company shall not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock, or make any payments on guarantees with respect thereto; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock or (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock. Prior to the termination of any Extended Interest Payment Period, the Company may pay all or any portion of the interest accrued on the Series 8.30% Debentures on any Interest Payment Date to holders of record on the regular record date for such Interest Payment Date or from time to time further extend such Extended Interest Payment Period; provided that such Extended Interest Payment Period together with all such previous and further extensions thereof may not exceed 60 consecutive monthly interest periods. Upon the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, together with Compounded Interest, the Company may select a new Extended Interest Payment Period. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof. At the end of any Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Series 8.30% Debentures, including any Compounded Interest which shall be payable to the holders in whose names the Series 8.30% Debentures are registered on the Debenture Register on the regular record date for the first Interest Payment Date occurring on or after the end of the Extended Interest Payment Period.

                  As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company designated for such purpose in the Borough of Manhattan, The City and State of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Debenture Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series 8.30% Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

                  Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

                  No recourse under or upon any obligation, covenant or agreement of the Indenture, or of this Debenture, or for any claim based thereon or hereon, or otherwise in respect thereof or hereof shall be had against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Debenture and the obligations represented hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of this indebtedness, or under or by reason of the obligations covenants or agreements contained in the Indenture or this Debenture or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, and any and all such rights and claims against every such incorporator, stockholder, officer or director, as such, because of the creation of this indebtedness, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in this Debenture or implied therefrom, are hereby expressly waived and released by the acceptance hereof and as a condition of, and as a consideration for, the execution of the Indenture and the issuance of this Debenture.

                  [IF THE DEBENTURE IS A GLOBAL DEBENTURE INSERT: This Global Debenture is exchangeable for Debentures in definitive form under certain limited circumstances set forth in the Indenture.]

                  The Series 8.30% Debentures are issuable only in registered form without interest coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations [IF THE DEBENTURE IS A GLOBAL DEBENTURE, INSERT: herein and] therein set forth, Series 8.30% Debentures are exchangeable for a like aggregate principal amount of Series 8.30% Debentures of a different authorized denomination, as requested by the holder surrendering the same.

                  Terms used and not defined in this Debenture shall have the meanings assigned to them in the Indenture.


                                   ARTICLE VI

                    Original Issue of Series 8.30% Debentures

                  SECTION 6.01. Except as provided in Section 1.01 and this
Section 6.01, Series 8.30% Debentures in the aggregate principal amount equal to $180,412,375 may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Series 8.30% Debentures to or upon the written order of the Company, signed by its Chairman of the Board, its Vice-Chairman of the Board, its President or any Vice President and by its Treasurer or any Assistant Treasurer or its Controller or any Assistant Controller or its Secretary or any Assistant Secretary, without any further action by the Company. Upon exercise of the overallotment option set forth in the

Underwriting Agreement, additional Series 8.30% Debentures in the aggregate principal amount of up to $27,061,875 may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Series 8.30% Debentures to or upon the written order of the Company, which order shall be accompanied by evidence satisfactory to the Trustee that the overallotment option has been exercised.


                                   ARTICLE VII

                            Miscellaneous Provisions

                  SECTION 7.01. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Series 8.30% Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Series 8.30% Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

                  SECTION 7.02. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed. This First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                  SECTION 7.03. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

                  SECTION 7.04. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                        PAINE WEBBER GROUP INC.,

                                          by
                                             -------------------------------
                                             Name:
                                             Title:


Attest:


----------------------------
Name:
Title:

                                        THE CHASE MANHATTAN BANK, as
                                        Trustee,

                                          by
                                             -------------------------------
                                             Name:
                                             Title:


Attest:


----------------------------
Name:
Title:

                                TABLE OF CONTENTS


                                                                                 Page
                                    ARTICLE I

                         General Terms and Conditions of
                           the Series 8.30% Debentures

         SECTION 1.01...........................................................    3
         SECTION 1.02...........................................................    3
         SECTION 1.03...........................................................    5


                                   ARTICLE II

                        Optional Redemption of the Series
                                8.30% Debentures

         SECTION 2.01...........................................................    6
         SECTION 2.02...........................................................    6
         SECTION 2.03...........................................................    8


                                   ARTICLE III

                      Extension of Interest Payment Period

         SECTION 3.01.............................................................. 9
         SECTION 3.02...........................................................   10
         SECTION 3.03...........................................................   10


                                   ARTICLE IV

                 Covenants Applicable to Series 8.30% Debentures

         SECTION 4.01...........................................................   11
         SECTION 4.02...........................................................   11
         SECTION 4.03...........................................................   11
         SECTION 4.04...........................................................   12

                                                                  Contents, p. 2



                                                                                 Page

                                    ARTICLE V

                         Form of Series 8.30% Debentures

         SECTION 5.01...........................................................   12


                                   ARTICLE VI

                    Original Issue of Series 8.30% Debentures

         SECTION 6.01...........................................................   25


                                   ARTICLE VII

                            Miscellaneous Provisions

         SECTION 7.01...........................................................   25
         SECTION 7.02...........................................................   25
         SECTION 7.03...........................................................   25
         SECTION 7.04...........................................................   26